UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2010

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 19, 2010, MXenergy Holdings Inc. (“the Company”) filed a Current Report on Form 8-K (as amended, the “Form 8-K”) to report the appointment of Jacqueline Mitchell to serve as the Class B Director to the Company’s Board of Directors by Sempra Energy Trading LLC (“RBS Sempra”), the sole holder of Class B Common Stock of the Company, pursuant to the terms of the Company’s Certificate of Incorporation.

The Company is filing this Amendment Number 2 to the Form 8-K on this Form 8-K/A for the sole purpose of including Item 5.07 as disclosed below, which was inadvertently omitted from the prior Form 8-K filing.  This Form 8-K/A hereby amends the Form 8-K and, except as set forth herein, no other amendments to the Form 8-K are made by this Form 8-K/A.

Item 5.07               Submission of Matters to a Vote of Security Holders

On March 16, 2010, pursuant to the terms of the Company’s Certificate of Incorporation, RBS Sempra, the sole holder of Class B Common Stock of the Company, authorized the appointment of Jacqueline Mitchell to serve as the Class B Director.  As of March 16, 2010, RBS Sempra owned 4,002,290 shares of Class B Common Stock, which represented approximately 7% of the Company’s total outstanding stock at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: June 29, 2010	/s/ Chaitu Parikh
	Name:	Chaitu Parikh
	Title:	Executive Vice President and Chief Financial Officer